UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.05	Costs Associated with Exit or Disposal Activities.

Workforce Reductions

On June 1, 2015, Thompson Creek Metals Company Inc. (the “Company”) announced that it and its joint venture partner, Sojitz Moly Resources, Inc. (“Sojitz”), have agreed to place the Endako molybdenum mine on care and maintenance effective July 1, 2015, due to continued weakness in the molybdenum market. The Company holds a 75% interest in the Endako Mine, and Sojitz holds the remaining 25% interest. In connection with the placement of the Endako Mine on care and maintenance, approximately 270 employees will be terminated. As of July 1, 2015, hourly employees at the Endako Mine will have the option to elect severance or maintain seniority rights for up to 24 months, pursuant to the terms of the labor agreement. The Company’s share of total estimated severance costs is expected to be approximately C$10 - C$11 million, all of which represent cash expenditures. The Company expects that the workforce reductions will be made by mid-July 2015.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements include, without limitation, statements with respect to expected costs, including severance costs, relating to the placement of the Endako Mine on care and maintenance; future operating plans and goals; and personnel decisions, including reductions in workforce. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. There may be other factors, currently unknown to the Company or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: June 1, 2015	By:	/s/ Wendy Cassity
	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary